EXHIBIT 10.6
THE AMVESCAP NO.3
EXECUTIVE SHARE OPTION SCHEME
Definitions and Interpretation
(1)	In this Scheme, unless the context otherwise requires.-

“the Board” means the board of directors of the Company or a committee appointed by such board of directors;

“the Company” means AMVESCAP PLC (formerly INVESCO PLC) (registered in England No. 308372);

“the Grant Date” in relation to an option means the date on which the option was granted;

“Participant” means a person who holds an option granted under the Scheme;

“Participating Company” means the Company and any Subsidiary;

“Schedule 10” means Schedule 10 to the Finance Act 1984;

“the Scheme” means the AMVESCAP No. 3 Executive Share Option Scheme as herein set out but subject to any alterations or additions made under Clause 3 below;

“Subsidiary” means a body corporate which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985 and is under the control of the Company within the meaning of Section 534 of the income and Corporation Taxes Act 1970;

“the Trustees” means the trustees or trustee for the time being of any trust established by the Company which provides for options to be granted under the Scheme to the beneficiaries thereof;
(2)	Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.
2. Eligibility
(1) A person is eligible to be granted an option under the Scheme if (and only if) he is a full-time director or qualifying employee of a Participating Company.

(2) For the purposes of sub-clause (1) above:-

(a)	a person shall be treated as a full-time director of a company if he is obliged to devote to the performance of the duties of his office or employment with the company (or with the company and any other company which is a Participating Company) not less than 25 hours a week;

(b)	a qualifying employee, in relation to a company, is an employee of the company (other than one who is a director of a Participating Company) who is required, under the terms of his employment, to work for the company (or for the company and any other company which is a Participating Company) for at least 20 hours a week.
3. Grant of Options
(1)	Subject to sub-clauses (2) and (5) below and to Clause 4 below, the Trustees may grant to any person who is eligible to be granted an option under the Scheme (in such form and manner as the Trustees may from time to time prescribe) an option to purchase ordinary shares in the Company. upon the terms set out in the Scheme and upon such other terms as the Trustees may specify.

(2)	An option may only be granted under the Scheme within the period of six (6) weeks beginning with the date on which the Scheme is approved and adopted by the Board or the period of six (6) weeks beginning within the dealing day next following the date on which the Company announces its annual or half-yearly results, or at any other time when the circumstances are considered by the Board to be sufficiently exceptional to justify the grant thereof.

(3)	There shall be no monetary consideration for the grant of any option under the Scheme, and accordingly any such option shall be granted under seal.

(4)	The price at which shares may be acquired by the exercise of an option granted under the Scheme shall be determined by the Trustees before the grant thereof, provided that.-
(a)	if at the relevant time shares of the same class as those shares are listed in the Stock Exchange Daily Official List, the price shall not be less than the middle-market quotation of shares of that class (as derived from the List) on the last dealing day prior to the Grant Date;

(b)	if paragraph (a) above does not apply the price shall not be less than the market value (within the meaning of Part VIII of the Capital Gains Tax Act 1979) of shares of that class, as agreed for the purposes of the Scheme with the Shares Valuation Division of the Inland Revenue, on the first day of the period of 21 days ending with the Grant Date; and

(c)	the price shall not be less than the nominal value of those shares.

(5)	The grant of any option under the Scheme shall be subject to obtaining any approval or consent required under the provisions of any regulation or enactment.
(6)	(a)	Subject to sub-clause 5(3) below, an option granted under the Plan to any person shall not be capable of being transferred by him (other than in accordance with sub-paragraph (b) or (c) below) and shall lapse forthwith if it is so transferred or if he is adjudicated bankrupt.

	(b)	An option granted under the Plan (other than one which takes effect as an Incentive Stock Option under the United States Internal Revenue Code (the “Code”)) may be transferred to a trustee or any other person or persons howsoever organised provided that prior to such transfer the Board shall have confirmed in writing to the transferor that it is satisfied that the option shall be held by the transferee on terms such that the transferor, the transferor’s estate and the transferor’s family are the only persons to benefit, if at all, from the same.

	(c)	An option granted under the Plan (other than one which takes effect as an Incentive Stock Option under the Code) may be transferred to:-

(i)	any entity or organisation falling within the description set out in section 170(c) of the Code;

(ii)	any entity or organisation having charitable purposes recognised as such under the laws of England and Wales; or,

(iii)	any other person who would hold such option solely for the benefit of an entity or organisation mentioned in either of (i) and (ii) above;
provided that prior to any such transfer the Board shall have confirmed in writing to the transferor that it is satisfied as to the identity and purposes of any such entity or organisation, in the case of (i) or (ii) above, or as to the standing, reliability and good faith of such other person, in the case of (iii) above.
4. Limit
The amount for which shares may be purchased on the exercise of any option granted under the Scheme on any day to any person shall not, when added to the amount for which shares in the company shall at any time have remained to be transferred on the exercise of options granted to him in the period of 10 years immediately preceding that day (but on or after the date upon which the Scheme was approved and adopted by the Board) under the Scheme and any other executive share option scheme adopted by the Company exceed 8 times the higher of the total remuneration(excluding benefits in kind) expressed as an annual rate payable by the Participating Companies to him as on that day and the total remuneration (excluding benefits in kind) paid by the Participating Companies to him in the period of 12 months immediately preceding that day.
5. Exercise of Options
(1)	The exercise of any option granted under the Scheme shall be effected in such form and manner as the Trustees may from time to time prescribe.

(2)	The effective date of exercise of an option will be the date on which the Company or other duly appointed agent has received the following:
(a)	The notice of exercise; and

(b)	Payment of the exercise price in cleared funds; or

(c)	Where a cashless exercise facility is offered and chosen by the Participant, such documents as may be required by the Company and confirmation by the Trustees of the sale price of the shares and that there is a willing purchaser;
If an option lapses before the effective date of exercise then any attempted exercise of that option is invalid. No employee has any right to compensation if an option becomes exercisable but lapses before the exercise is effective.

If an option exercise notice is delivered at a time when any statute, regulation or code adapted by the Company prohibits the exercise of option then the effective date of exercise will be delayed until the optionholder is permitted to exercise an option.

A notice of exercise cannot be withdrawn once exercise has become effective.
(3)	Subject to sub-clauses (3) and (4) below and to Clause 6 below, an option granted under the Scheme may not be exercised before any date specified by the Trustees prior to the grant of options, provided that such date falls no earlier than the third anniversary and no later than the tenth anniversary of the Grant Date.

(4)	Subject to sub-clauses (6) and (7) below, if any Participant dies before exercising an option granted to him under the Scheme and at a time when he is either a director or employee of a Participating Company or entitled to exercise the option by virtue of sub-clause (4) below, the option may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death.

(5)	Subject to sub-clauses (6) and (7) below, if any Participant ceases to be a director or employee of a Participating company (otherwise than by reason of his death) the following provisions apply in relation to any option granted to him under the Scheme.-
(a)	if he so ceases by reason of injury or disability, the option may (and subject to sub-clause (3) above must, if at all) be exercised within six months of his so ceasing;

(b)	if he so ceases by reason of retirement on reaching any age at which he is bound to retire in accordance with the terms of his contract of employment, the option may (and subject to sub-clause 5(3) above must, if at all) be exercised at any time from the date of retirement to the date on which the option shall otherwise lapse in accordance with these rules and the terms on which the option was granted

(c)	if he so ceases for any other reason, the option may not be exercised at all unless the Trustees shall so permit in which event it may (and subject to sub-clause (3) above must, if at all) be exercised to the extent permitted by the Trustees within up to twenty four months of his so ceasing;
and if the Trustees are satisfied that the Participant is about to cease to be a director or employee of a Participating Company as mentioned in paragraph 5.(4)(a), (b) or (c) above on any day, the option may to the extent permitted by the Trustees be exercised within the period of 28 days immediately preceding that day.

(6)	A Participant shall not be treated for the purposes of sub-clause (4) above as ceasing to be a director or employee of a Participating Company’ until such time as he is no longer a director or employee of any of the Participating Companies, and a Participant (being a woman) who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under section 45 of the Employment Protection (Consolidation) Act 1978 before exercising an option under the Scheme shall be treated for those purposes as not having ceased to be such a director or employee.

(7)	Notwithstanding any other provision of the Scheme, an option granted under the Scheme may not be exercised after the expiration of the period of 7 years beginning with the Grant Date or such other period as the Trustee may specify prior to the grant of the option.

(8)	Subject to sub-clause (8) below, within 30 days after an option under the Scheme has been exercised by any person, the Trustees shall transfer to him, the number of shares in respect of which the option has been exercised.

(9)	The transfer of any shares under the Scheme shall be subject to obtaining any such approval or consent as is mentioned in Clause 3(5) above.

6. Take-over, Reconstruction and Winding-up
(1)	If any person obtains control of the Company (within the meaning of section 534 of the income and Corporation Taxes Act 1970) as a result of making an offer to acquire shares in the Company, the Trustees shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to sub-clauses (3), (4) and (7) of Clause 5 above, an option granted under the Scheme may be exercised within one month (or such longer period as the Trustees may permit) of such notification.

(2)	For the purposes of sub-clause (1) above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

(3)	If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Trustees shall forthwith upon becoming aware thereof notify every Participant thereof and any option granted under the Scheme may, subject to sub-clauses (3) and (4) of clause 5 above, be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of the Scheme) lapse on the expiration thereof.
7. Variation of Capital
(1)	In the event of any increase or variation of the share capital of the Company (whenever effected) by way of capitalisation or rights issue, or sub-division, consolidation or reduction, the Trustees may determine that such adjustments as it considers appropriate shall be made under sub-clause (2) below and the terms of any option in respect of which an adjustment is so determined to be made shall be deemed to be adjusted accordingly.

(2)	An adjustment made under this sub-clause shall be to one or more of the following:-
(a)	the number of shares in respect of which any option granted under the Scheme may be exercised;

(b)	the price at which shares may be acquired by the exercise of any such option; and

(c)	where any such option has been exercised but no shares have been transferred pursuant to such exercise, the number of shares which may be so transferred and the price at which they may be acquired.
(3)	Except in the case of a capitalisation issue, no adjustment under sub-clause (2) above shall be determined to be made without the prior confirmation in writing by the auditors for the time being of the Company that it is in their opinion fair and reasonable.

(4)	As soon as reasonably practicable after any adjustment shall have been deemed to be made under sub-clause (2) above, the Trustees shall give notice in writing thereof to any -participant affected thereby.
8. Alterations
(1)	The Board may with the consent of the Trustees at any time
(a)	alter or add to all or any of the provisions of the Scheme or

(b)	determine that an alteration or addition shall be made to the terms of any option granted under it, and the terms of any option in respect of which an alteration or addition is determined to be made as mentioned in paragraph (b) above shall be deemed to be altered or added to accordingly.
(2)	As soon as reasonably practicable after any alteration or addition shall have been made or deemed to be made under sub-clause (1; above the Trustees shall give notice in writing thereof to any Participant affected thereby.
9. Miscellaneous
(1)	The rights and obligations of any individual under the terms of his office or employment with any Participating Company shall not be effected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under the Scheme as a result of such termination.

(2)	The Trustees may from time to time make and vary such rules and regulations not inconsistent herewith and establish such procedure for administration and implementation of the Scheme as it thinks fit, and in the event of any dispute or disagreement as to the interpretation of the Scheme, or of any such rule, regulation or procedure, or as to any question or right arising from or related to the Scheme, the decision of the Trustees shall be final and binding upon all persons.

(3)	The Company and any Subsidiary may provide money to the Trustees to enable them to purchase shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for these purposes, to the extent permitted by section 153 of the Companies Act 1985.

(4)	In any matter in which they are required to act under the Scheme, the auditors of the Company shall be deemed to be acting as experts and not as arbitrators and the Arbitration Acts 1950 to 1979 shall not apply hereto.

(5)	Any notice or other communication under or in connection with the Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office and in the case of an individual to his last known address or, where he is a director or employee or a Participating Company, either to his last known address or to the address or the place of business at which he performs the whole or substantially the whole of the duties of his office or employment. and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped
10. Notices
Any notice or other document which has to be given to a Participant under or in connection with the Scheme may be:
(a)	delivered or sent by post to him at his home address according to the records of his employing company; or

(b)	sent by e-mail or fax to any e-mail address or fax number which according to the records of his employing company is used by him;
or in either case such other address which the Company considers appropriate.
Any notice or other document which has to be given to the Company or other duly appointed agent under or in connection with the Scheme may be delivered or sent by post to it at its respective registered office (or such other place as the Board or duly appointed agent may from time to time decides and notify to optionholders) or sent by e-mail (if the Board allows) or fax to any e-mail address or fax number notified to the sender.
Notices sent by post will be deemed to have been given on the earlier of the date of actual receipt and the second day after the date of posting. However, notices sent by or to an optionholder who is working outside the UK will be deemed to have been given on the earlier of the date of actual receipt and the seventh day after the date of posting.
Notices sent by e-mail or fax, in the absence of evidence of non-delivery, will be deemed to have been received on the day after sending.